Exhibit 99.1

PRESS RELEASE		FOR IMMEDIATE RELEASE

March 4, 2013		NEW YORK METRO

CONTACT:	MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfafinancial.com

MFA Financial, Inc. Updates Status of 10-K Filing

-Company Also Declares Special Cash Dividend of $0.50 Per Share-

-Company Also Updates GAAP Book Value-

NEW YORK — MFA Financial, Inc. (NYSE:  MFA) announced today that it has filed a notice with the Securities and Exchange Commission reporting that it would delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2012, because the Company is completing a review of the Company’s REIT taxable income calculations for prior periods, as well as its estimate of REIT taxable income for 2012.

The Company expects that the review will result in its determining that REIT taxable income for certain prior periods exceeded distributions made to stockholders.  The Company also expects that the review will result in its estimating that REIT taxable income for 2012 exceeds distributions previously made to stockholders in respect of such year, although the determination of its REIT taxable income for 2012 will not be finalized until the timely filing of its 2012 tax return, which is expected to occur in the third quarter of 2013.  Consequently, the Company’s Board of Directors today declared a special cash dividend of $0.50 per share of common stock payable on April 10, 2013, to stockholders of record on March 15, 2013.  The special dividend reflects the distribution of all of the Company’s previously undistributed REIT taxable income for 2010 and 2011, with the remainder available to satisfy a portion of 2012 taxable income undistributed to date.

The Company also announced today that its GAAP book value as of December 31, 2012, was $8.99 per share, and its GAAP book value as of January 31, 2013, was $9.40 per share.

The Company does not expect that the results of the review of its REIT taxable income calculations will have any material impact on the Company’s previously issued financial statements.  In addition, the Company does not expect that the review will have any impact on the Company’s REIT status.  Notwithstanding the foregoing, the Company anticipates that it will report in its 2012 Form 10-K a material weakness in its internal control over financial reporting in connection with the process for calculating its REIT taxable income, as well as reporting the measures it is undertaking to remediate this matter.

MFA is a real estate investment trust primarily engaged in the business of investment, on a leveraged basis, in Agency and Non-Agency residential mortgage-backed securities.

Cautionary Statement Regarding Forward-Looking Information

When used in this filing, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.  These statements regarding the following subjects, among others, may be forward-looking:  the Company’s expected financial results; the timing of the completion of the Company’s review the Company’s REIT taxable income calculations; the impact of such review, including on the Company’s previously issued financial statements and REIT status; the timing and amount of distributions made to the Company’s stockholders; and the timing of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes.  All forward-looking statements speak only as of the date on which they are made.  New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.